As filed with the Securities and Exchange Commission on February 5, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Performance Food Group Company

(Exact name of registrant as specified in its charter)

Delaware	43-1983182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

Performance Food Group Company 2015 Omnibus Incentive Plan

(Full title of the plan)

A. Brent King, Esq.

Senior Vice President, General Counsel and Secretary

Performance Food Group Company

12500 West Creek Parkway

Richmond, Virginia 23238

(Name and address of agent for service)

(804) 484-7700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,000,000 shares	$52.04	$208,160,000.00	$27,019.17

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered and issued under the Performance Food Group Company 2015 Omnibus Incentive Plan to prevent dilution resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, reclassifications, mergers, split-ups, reorganizations, consolidations and other capital adjustments.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) under the Securities Act, based upon the average of the high and low prices for the common stock, $0.01 par value per share (“Common Stock”), of Performance Food Group Company (“PFGC” or the “Registrant”) as reported on the New York Stock Exchange on January 31, 2020.

EXPLANATORY NOTE

On November 13, 2019, the stockholders of PFGC approved an amendment to the Performance Food Group Company 2015 Omnibus Incentive Plan (as amended, the “Plan”) that, among other things, increases the number of Common Stock shares available for issuance under the Plan by 4,000,000 shares. This Registration Statement is being filed to register the additional shares of Common Stock. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (Registration No. 333-207208) are hereby incorporated by reference in this Registration Statement, except as revised in Part II of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

PFGC incorporates by reference the following documents, which PFGC previously filed with the Securities and Exchange Commission (the “Commission”) (File No. 001-37578) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which are made part of this Registration Statement (other than documents or information included in such documents deemed to have been furnished and not filed in accordance with Commission rule):

(i)	PFGC’s Annual Report on Form 10-K for the year ended June 29, 2019 (including the portions of PFGC’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 8, 2019);

(ii)	PFGC’s Quarterly Reports on Form 10-Q for the quarters ended September 28, 2019 and December 28, 2019;

(iii)

PFGC’s Current Reports on Form 8-K, filed with the Commission on July 1, 2019 (Item 1.01), September  16, 2019, September 16, 2019, October 2, 2019, October 2, 2019, October  7, 2019, October  28, 2019, November  13, 2019 (as amended), November  18, 2019, November 25, 2019, November  26, 2019 (Item 5.02), December 20, 2019, December 30, 2019 (Items 1.01 and 2.01) and December 31, 2019; and

(iv)

the description of PFGC’s Common Stock contained in the Registration Statement on Form 8-A, filed with the Commission on October 1, 2015, including any amendment or report filed for the purpose of updating such description.

All documents that PFGC subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed (other than documents or information included in such documents deemed to have been furnished and not filed in accordance with Commission rule). Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

The following are filed as exhibits to this Registration Statement:

1

Exhibit No.	Description
5.1*	Opinion of Hunton Andrews Kurth LLP.

10.1	Amendment No. 1 to the Performance Food Group Company 2015 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K/A (File No. 001-37578), filed with the Commission on November 19, 2019).

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in the signature pages to this Registration Statement).

*	filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on February 5, 2020.

PERFORMANCE FOOD GROUP COMPANY

By:	/s/ A. BRENT KING
Name:	A. Brent King
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, hereby constitute and appoint A. Brent King, James D. Hope and George L. Holm, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 5, 2020.

Signature	Title

/s/ GEORGE L. HOLM George L. Holm	President and Chief Executive Officer, Director and Chairman of the Board of Directors (Principal Executive Officer)

/s/ JAMES D. HOPE James D. Hope	Executive Vice President and Chief Financial Officer (Chief Financial Officer)

/s/ CHRISTINE R. VLAHCEVIC Christine R. Vlahcevic	Chief Accounting Officer (Principal Accounting Officer)

/s/ MEREDITH ADLER Meredith Adler	Director

/s/ BARBARA J. BECK Barbara J. Beck	Director

/s/ WILLIAM F. DAWSON, JR. William F. Dawson, Jr.	Director

/s/ MANUEL A. FERNANDEZ Manuel A. Fernandez	Director

/s/ MATTHEW C. FLANIGAN Matthew C. Flanigan	Director

/s/ KIMBERLY S. GRANT Kimberly S. Grant	Director

/s/ JEFFREY M. OVERLY Jeffrey M. Overly	Director

/s/ DAVID V. SINGER David V. Singer	Director

/s/ RANDALL N. SPRATT Randall N. Spratt	Director